Exhibit 10.2

CONSULTING AGREEMENT

BETWEEN

DATAJUNGLE SOFTWARE INC.

Having a place of business at

1 Hines Road, Suite 202

Ottawa Canada K2K 3C7

(hereinafter referred to as the "Company")

- AND -

Aodmorris & Associates LLC

Having a place of business at

955 Via Casitas

Greenbrae, CA 94094

(hereinafter referred to as the "Consultant")

WHEREAS:

The Consultant has agreed to provide defined consulting services to the Company in its capacity as an independent contractor, and the Company desires to engage the Consultant in this capacity on the terms and conditions hereinafter set forth which are hereby agreed to by the Consultant.

THIS AGREEMENT witnesses that the parties have agreed that the terms and conditions of the relationship shall be as follows:

1.  Services Contracted For

The Company hereby engages the Consultant, for the provision of services consistent with, but not necessarily limited to, that of corporate finance. The Consultant will keep in close contact with the Company through phone, e-mail, instant messaging and regular visits as required to perform the Consultant’s mandate.

These services will include, but not necessarily limited to:

a)

Identification and qualification of, and introduction of the Company to, potential sources of additional equity or convertible debt financing (“Financing”)

b)

Advice and assistance in the arranging of Financing from these potential sources, including assistance with the negotiation of the amount, structure and terms of the Financing, subject to the proviso that the acceptance of any amount, structure and terms of any Financing is in the sole discretion of the Company

c)

Developing and maintaining contact and relationships on behalf of the Company with these sources of Financing

d)

Advice regarding capital structure and restructuring, if any, of the Company

e)

Strategic advice regarding product planning, market development, marketing and public relations;

f)

Business development assistance including terms of possible transactions and suggestions during negotiations;

g)

Sales assistance through the development of business models and sales strategies;

h)

Introductions to potential strategic partners and other alliance candidates;

i)

Introductions to prospective customers for the Company’s products or services;

j)

Review and advice concerning the technical orientation of existing and planned products or services; and

k)

Participation and attendance at meetings with the Company’s Board of Directors, management, customers, strategic partners and financing allies, as requested by the Company.

2.  Compensation

(a)

The Company will pay the Consultant a fee, subject to the following:

(i)

A fee of $7,500 for services for the month of June 2007.

(ii)

a fee of $7,500 per month payable in arrears contingent and commencing upon the Company raising $500,000 in gross proceeds of Financing.

(iii)

When the Company has raised cumulatively $2,100,000 in gross proceeds of Financing, the fee will increase to $15,000 per month

(b)

The Company and the Consultant each acknowledge that the Consultant is not a Securities Broker Dealer or a registered investment advisor. The Consultant is not in the business of raising financing, and will not be receiving any fees or compensation with respect to the raising of any financing by the Company. However, the Company and the Consultant each realize that the ability of the Company to pay any monetary compensation is subject to the working capital of the Company, which requires the raising of additional Financing by the Company.

(c)

The Company will reimburse the Consultant for reasonable travel expenses incurred while performing its duties for the Company, subject that these travel expenses in excess of $100 are to be pre-approved by the Company. Except as otherwise expressly provided in writing, the Company and the Consultant agree that all expenses including all expenses of a transactional nature such as legal counsel, deposit requirements, and third party payments; and all other expenses of an operational nature, such as telephone, telefax, secretarial, office and entertainment, shall be borne by the party that incurs those expenses.

(d)

The Company will issue to the Consultant (i) 500,000 restricted shares of the Company’s common stock; and (ii) warrants for 1.5 million restricted shares of common stock of the Company with a term of 4 years, an exercise price of $0.10 per share, cashless exercise rights and a provision restricting conversion of these warrants if it would cause the aggregate number of shares of the Common Stock beneficially owned by the Consultant and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock of the Company following such exercise.

(e)

Upon the Company raising $500,000 in gross proceeds of Financing, the Company will reprice the exercise price of the Series C Warrants from $0.30 per share to $0.10 per share.

(f)

Upon the request of David Morris during the term of this agreement, the Company agrees (x) to nominate David Morris as a director at its next annual general meeting subject to David Morris giving the Company sufficient notice to be able to include his nomination in the proxy statement; or (y) appoint David Morris to a vacant director’s position, if there is any.

3.  Term of Agreement

The term of this Agreement shall commence on the date hereof and shall remain in effect until June 30, 2009 or until terminated in accordance with the provisions of this Agreement.

4.  Service Requirements

The Consultant agrees to provide the aforementioned services to the Company during the term of this Agreement.  The Consultant shall provide such services as an independent contractor and shall not be deemed to be an employee of the Company for any purpose.  In providing services as an independent contractor pursuant to the terms of this agreement, the Consultant shall render such services in accordance with the highest professional standards. The Consultant agrees to maintain records, as required and specified by the Company, and to provide reports to the Company concerning the services provided.

5.

Termination

 The parties understand and agree that this Agreement may be terminated in the following manner in the specified circumstances:

(a)

by the Company, at any time, without notice or payment in lieu of notice, for just cause.

(b)

by the Company, at any time, for any reason other than just cause, by paying the Consultant the remainder of the fees due under the terms of this Agreement, in a manner consistent with the payment terms of this Agreement.

(c)

by the Consultant, at any time, upon providing the Company with one (1) month’s notice.  In such circumstances, the Consultant agrees to make every effort to assist the Company with transition issues during the said notice period.  This notice requirement may be waived at the discretion of the Company.

6.

Confidential/Proprietary Information

(a)

The Consultant acknowledges that, in providing the services set out in this Agreement, it will acquire information about certain matters and things which are confidential and/or proprietary to the Company, and which information is the exclusive property of the Company including:

(i)

lists of present and prospective customers, distributors, VARs, IMRs, and information related to the types of technology employed by these customers distributors, VARs, IMRs,;

(ii)

pricing and sales policies, techniques and concepts;

(iii)

revenue, financial and accounting information; and,

(iv)

intellectual property and trade secrets.

(b)

The Consultant acknowledges that the information referred to in paragraph (a) could be used to the detriment of the Company.  Accordingly, the Consultant undertakes to treat confidentially all information and agrees not to disclose same to any third party either during the term of this engagement, except as may be necessary in the proper discharge of its responsibilities under this Agreement, or after the date of termination of this Agreement, however caused, except with the written permission of an officer of the Company.

(c)

The Consultant acknowledges that, without prejudice to any and all rights of the Company, an injunction is a necessary effective remedy to protect the Company’s rights and property as set out in subparagraphs (a) and (b).

7.

Inventions, Discoveries & Industrial Designs

If, during the term of this Agreement or any renewal thereof, the Consultant should, directly or indirectly related to any of the Company’s intellectual property, technology, products or solutions, (a) conceive or make any invention or discovery whether patentable or not; (b) become the author of any design capable of being protected as an industrial design, design patent or other design protection; (c) become the author of any work in which copyright may exist; or, (d) develop any confidential information which may be capable of being protected as a trade secret; and if such invention, discovery, industrial design, work or confidential information has been requested or has been developed as part of a request for the Company or its affiliated corporations (hereinafter collectively referred to as “the Company”), then such invention, discovery, industrial design, work or confidential information shall be the sole and exclusive property of the Company, and the Company shall enjoy a waiver of any and all moral rights in the work.  The Consultant agrees that, during the term of this engagement by the Company and thereafter, it shall execute on demand any applications, transfers, assignments, waivers and/or other documents as the Company may consider necessary or advisable for the purpose of giving effect to such waivers of moral rights in favour of the Company, or vesting in the Company full title to such inventions, discovery, industrial design, work or confidential information, and to assist in every way possible in the prosecution thereof.

8.

Non-Competition

(a)

During the term of this Agreement and for a period of six months from the effective date of termination of this Agreement, howsoever caused, the Consultant agrees that it shall not:

(i)

be directly or indirectly engaged in any company or firm who competes in the business intelligence software sector;

(ii)

intentionally act in any manner that is detrimental to the relations between the Company and its dealers, distributors, VARs, IMRs, customers, employees or others; and/or,

(iii)

directly or indirectly solicit any of the customer’s distributors, VARs, IMRs, of the Company or be connected with any person, firm or corporation soliciting or servicing any of the customers of the Company

(b)

The Consultant acknowledges that, without prejudice to any and all rights of the Company, an injunction is a necessary effective remedy to protect the Company’s rights and property as set out in subparagraph (a).

9.

Severability

The validity or unenforceability of any provision or part of any provision of this Agreement or any covenant contained herein shall not affect the validity or enforceability of any other provision or part of any provision and any such invalid or unenforceable provision or part thereof or covenant shall be deemed to be severable.

10.

Entire Agreement

This Agreement constitutes the understanding of the parties and supersedes and replaces all oral and written representations.  This Agreement cannot be amended, modified or supplemented in any respect except by subsequent written agreement signed by both parties hereto.

11.

Modification of Agreement

Any modification to this Agreement must be in writing and signed by the parties or it shall have no effect and shall be void.

12.

Headings

The headings used in this Agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it.

13.

Governing Law

This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario.

14.

Non-Assignable

This agreement shall not be assignable by the Consultant, unless to associated companies, without written approval by the Company and any assignment purported to be made by the Consultant in violation of this provision shall be void and of no effect. However, both the Company and the Consultant acknowledge that the Consultant is in the process of establishing a new company to which he may assign this agreement and any rights thereunder.

15.

Notices

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or upon receipt by the addressee by courier or by telefacsimile addressed to each of the other Parties thereunto entitled at the respective address listed below, with a copy by email, or at such other addresses as a Party may designate by ten days advance written notice:

If to the Consultant:

Aodmorris & Associates LLC

Attn: David Morris

955 Via Casitas

Greenbrae, CA 94094

Fax No: 1-415- 464-9951

Email: aodmorris@yahoo.com

If to the Company:

DataJungle Software Inc.

Attn: Edward J. Munden & Larry Bruce

1 Hines Road

Suite 202

Ottawa, Canada K2K 3C7

Fax No.: 613-254-7250

Email:  ted.munden@datajungle.com

              larry.bruce@datajungle.com

16.

Counterparts & Telefacsimile

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement. A telefacsimile of this Agreement may be relied upon as full and sufficient evidence as an original.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective the 28th day of June 2007.

DATAJUNGLE SOFTWARE INC.

Aodmorris & Associates LLC

____________________________________

______________________________

Per: Edward J. Munden, Chief Executive Officer

Per: David Morris

__________________________________

 Per: Larry Bruce, Chief Financial Officer